UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



      Delaware                          0-26224                 51-0317849
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On September 18, 2006, the Compensation Committee of Integra LifeSciences Holdings Corporation (the "Company") set the performance goals for determining awards payable (the "Performance Goals") under the Integra LifeSciences Holdings Corporation Management Incentive Compensation Plan (the "Plan") to David B. Holtz and Judith O'Grady, the Company's executive officers who participate in the Plan, for the performance period of July 1, 2006 to December 31, 2006 (the "Performance Period").

The Performance Goals are based on the attainment of a specific level of Adjusted EBITDA performance by the Company during performance period. The target award for Mr. Holtz and Ms. O'Grady is 16.25% of their annual base salary. The amount of the award may be increased as much as 50% above the target award based on the extent to which the level of achievement of the Performance Goals exceeds the target level for the Performance Period.

A description of the Plan is contained in Item 1.01 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

        Date: September 22, 2006           By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer